Investor Questions and Answers: August 26, 2024 On June 20th we announced that we had entered a strategic alliance with AssetMark. At the time, we shared an Investor FAQ to address potential questions about the transaction. We received additional questions following the announcement and updated the Investor FAQ in response. This document can be found at newsroom.morningstar.com by navigating to the June 20th press release announcing the transaction, and in an 8-K filing filed July 25, 2024. The updated Investor FAQ includes additional context on the expected financial impact of the transaction. Beyond this, we are not disclosing further details related to the transaction, including the exact anticipated impact on operating expense or operating income from the transaction. We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we will make written responses available on a periodic basis. The following answers are in response to selected questions not related to the AssetMark transaction that we received through June 30, 2024. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response. If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address: Morningstar Inc. Investor Relations 22 W. Washington Chicago, IL 60602 Morningstar Customers 1. You have listed seven primary customer groups you work with. Is it possible to get a rough percentage of revenues that come from each, or at least a rank order? The seven customer groups we list in our 10-K include several that directly correspond to segments or products. For example, PitchBook customers fall in the private market investors group; fixed-income security issuers and arrangers are Morningstar Credit clients, and we serve retirement market participants through Morningstar Retirement. Others, including advisors and asset managers, buy multiple products across the business. We track customer groups by opportunity, not client. As a result, distinct opportunities within the same company might fall in more than one bucket. Our five largest customer groups by annual contract value through June 2024 are, from largest to smallest: • Private market investors • Advisors and wealth managers (including independent financial advisors and those affiliated with Register Investment Advisors (RIAs), broker dealers, and other intermediaries) • Asset managers • Fixed-income security issuers and arrangers • Retirement market participants (including retirement plan providers, advisors, and sponsors) Beyond these groups, we have several smaller client segments. These include the redistributor segment, as well as the asset owner and individual investor segments. The redistributor segment consists of fintechs and other platforms who purchase our data to power third-party applications and platforms. Asset owners represent an important client segment for the Morningstar Sustainalytics and Morningstar Indexes product areas while the individual investor segment includes individuals who subscribe to Morningstar Investor. M&A 2. Given the potential financial headroom, will you look at further M&A, focusing on private markets? Would, for example, Preqin complement Pitchbook data and research? At which point do you feel an acquisition such as Preqin might run into anti-trust issues? Since this question was submitted, Blackrock announced its plans to acquire Preqin. While Preqin is a competitor to PitchBook, we did not see its capabilities as additive to the PitchBook platform. We believe that we are competitive with

Preqin when it comes to fund and benchmark data and related product capabilities, and we continue to have a market- leading position with respect to our broader global private market coverage. In addition to our competitive data coverage, we continue to deliver innovative IP, such as the Manager Score, a recently introduced benchmarking tool that leverages our proprietary methodology to compare fund manager performance. As we discussed in more detail in a May 2024 response to a related question, while the recent reduction in leverage gives us flexibility, that alone is not a catalyst for M&A. At the company level, we continue to remain opportunistic with respect to M&A activity and will seek to pursue opportunities that arise that meet our strategic objectives and IRR hurdles. That said, our focus right now is on organic growth opportunities across the business, and we are confident in our ability to drive sustainable growth and value creation with our current portfolio and markets that we serve. Cash Flows 3. Your free cash flow has fallen from 2021, though it rebounded slightly in 2023. Was this mostly because of your investments in the Wealth business? Any other reason? As the Wealth business becomes profitable, do you see any reason why free cash flow conversion would not return to those higher levels? Cash provided by operating activities declined from $449.9 million in 2021 to $297.8 million in 2022 and then increased to $316.4 million in 2023; as you note, our free cash flow declined from $348.1 million in 2021 to $168.3 million in 2022 and then increased to $197.3 million in 2023. The primary driver of the declines in cash provided by operating activities and free cash flow in 2022 and 2023 relative to 2021 was a decrease in cash earnings. This reflected the impact of heavier investments that we made in certain areas of the business, including PitchBook, Morningstar Wealth, and Morningstar Sustainalytics as well as market headwinds that resulted in slowing revenues for Morningstar Credit, Morningstar Wealth, and Morningstar Retirement. For Morningstar Credit in particular, there is a high correlation between revenues and free cash flow, so lower revenue in 2022 and 2023 relative to a particularly strong year in 2021 had a meaningful impact on free cash flow. Higher interest expense was also a driver as we took on debt in 2022 to help fund the Leveraged Commentary & Data acquisition; the increase in interest expense was also driven by higher market interest rates relative to 2021. In our quarterly supplemental reporting and in our earnings releases, we have provided free cash flow metrics excluding certain items, including severance payments and compensation related to M&A activity that was recorded in operating cash flow. Adjusting for those items, free cash flow was $210.7 million in 2022 and $288.1 million in 2023, an increase of 36.7%. While we do not comment on future cash flow trends, we are confident in our operating model and our ability to generate strong cash flow over time. For the six months ended June 30, 2024, cash provided by operating activities increased 414.0% to $246.3 million from $47.9 million in the prior-year period and free cash flow for the six months ended June 30, 2024, was $180.3 million, up from negative $11.9 million for the prior-year period. Adjusting for certain items described above, cash provided by operating activities increased 101.2% and free cash flow increased 188.0%. (For more detail and a reconciliation of cash provided by operations to free cash flow, please see p. 30 of our Second-Quarter 2024 Supplemental Presentation available at shareholders.morningstar.com.) The increases reflect stronger operating performance, improvements in working capital, and higher conversion of adjusted operating income to cash flow. Note: Free cash flow is a non-GAAP measure, which we define as cash provided by operating activities less capital expenditures. A reconciliation from cash provided by operating activities to free cash flow is included in our 10-Q and 10- K filings for the relevant periods. Morningstar Investor 4. Morningstar US memberships have mostly declined since 2007 (though there have been some periods of growth). Why is that? Morningstar.com has long served a niche segment of loyal, highly engaged, and active investors. That said, you are correct that memberships have declined since 2007. Memberships peaked at roughly 180,000 in December 2007 and declined to roughly 100,000 by December 2023.

The decline over this time period can be traced to several factors. Memberships fell particularly sharply in the years following the global financial crisis, a trend that was consistent with that experienced by other competitive subscription products, driven in part by economic uncertainty. At the same time, the move toward passive investing shifted some investor focus from investment selection (which is a major part of the value proposition for the Morningstar.com paid subscription) to portfolio planning and asset allocation. We’ve also experienced increased competition from other financial websites and online brokerage platforms—many of whom license our data and research to fuel their offerings. Demand for our subscription-based offering has also been influenced by price increases, including a price increase implemented in December 2021. Since 2007, we’ve increased prices for a one-year subscription by more than 50%, reflecting the values of the tools, data, and research that are available to paid subscribers. Despite some pressure on subscription growth, we believe that Morningstar.com continues to provide a unique and comprehensive offering to individual investors and has a loyal core subscriber base. Morningstar.com provides users with critical data, research, and insights curated by our analysts to help them find and evaluate investments, as well as robust tools to help them manage their investments. Since late 2023, we’ve started to see early signs of an encouraging trend in subscriptions, driven in part by our strategic focus on search engine marketing and enhanced targeting programs.